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                                                                   EXHIBIT 10.18

                   SECOND AMENDMENT TO MANAGEMENT AGREEMENT

        This Second Amendment to Management Agreement (this "Amendment"), dated effective as of the 1st day of March 2001, amends that certain Management Agreement, dated as of August 3, 1999, but effective as of the Effective Date, by and between PetroCorp Incorporated, a Texas corporation, and Kaiser-Francis Oil Company, a Delaware corporation ("Kaiser-Francis"), as amended (as amended, the "Management Agreement"). Except as otherwise specified in this Amendment, capitalized terms used in this Amendment have the meanings provided in the Management Agreement.

                                   RECITALS

        WHEREAS, the Management Agreement provides that Kaiser-Francis will provide certain Services on behalf of PetroCorp Incorporated and its wholly-owned subsidiaries, both in the United States of America and Canada; and

        WHEREAS, from time to time it is necessary for Kaiser-Francis to retain on behalf of PetroCorp certain third-party consultants of a type not expressly contemplated in the Management Agreement; and

        WHEREAS, Services performed by Kaiser-Francis include certain computer support functions that were formerly outsourced by PetroCorp, including computer network administration and trouble-shooting ("Computer Support"); and

        WHEREAS, Services performed by Kaiser-Francis include certain tax functions that were formerly outsourced by PetroCorp, including initial preparation of domestic tax returns and schedules ("Tax Preparation"); and

        WHEREAS, Kaiser-Francis has determined that performing certain routine Services on behalf of PetroCorp, including, for example, recordkeeping and reporting related to PetroCorp's institutional investors, is more complex and time-intensive than Kaiser-Francis contemplated when it entered into the Management Agreement; and

        WHEREAS, from time to time Kaiser-Francis performs certain non-routine Services on behalf of PetroCorp that either were not formerly performed by PetroCorp or were formerly outsourced by PetroCorp; and

        WHEREAS, the parties desire to amend the Management Agreement (i) to clarify that, in connection with the performance of Oil and Gas Operations and/or Administrative Services on behalf of PetroCorp, Kaiser-Francis may engage third party consultants to perform functions reasonably necessary to the conduct of PetroCorp's business, whether or not retention of consultants of that type is expressly provided for in the Management Agreement; (ii) to provide additional compensation for certain routine Services rendered in-house by Kaiser-Francis, including Tax Preparation, Computer Support, and record-keeping and reporting with respect to PetroCorp's institutional investors, (iii) to provide for reimbursement of Kaiser-Francis for
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certain non-routine Services rendered in-house by Kaiser-Francis that were previously either not performed by PetroCorp or were performed by third party consultants on behalf of PetroCorp; and (iv) to eliminate the ORRI Interest and Back-In in favor of Kaiser-Francis provided for in the Management Agreement.

                               A G R E E M E N T

     Now, therefore, in consideration of the mutual promises and covenants of the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. Amendment of Section 1.1. Section 1.1 of the Management Agreement is hereby amended by deleting the following definitions in their entirety:

     a.   "Back-In";

     b.   "Geological and Geophysical Costs";

     c.   "Kaiser-Francis Compensation";

     d.   "Land Costs";

     e.   "New Prospect";

     f.   "New Prospect on Acquired Lands";

     g.   "New Prospect on Existing Lands";

     h.   "ORRI Interest";

     i.   "Prospect Area";

     j.   "Prospect Exploration and Development Costs";

     k.   "Prospect Net Proceeds";

     l.   "Prospect Payout";

     m.   "Proved Developed Oil and Gas Reserves";

     n.   "Proved Undeveloped Reserves";

     o.   "Proved Oil and Gas Reserves";

     p.   "Services Fee".

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2.   Amendment of Section 2.2(B). Section 2.2(B) of the Management Agreement is
hereby deleted in its entirety and replaced with the following:

     "B. Making such arrangements and employing, at the expense and for the benefit of PetroCorp, such third persons as may from time to time be reasonably necessary for the conduct of PetroCorp's business, including, without limitation, accountants, attorneys, banks, transfer agents, custodians, underwriters, insurance companies and other third persons."

3. Amendment of Section 2.3. Section 2.3 of the Management Agreement is hereby amended by the addition of new Section 2.3(N) as follows:

     "N. Making such arrangements and employing, at the expense and for the benefit of Petro Corp, such third persons as may from time to time be reasonably necessary for the conduct of the Oil and Gas Operations described in 2.3(A)-(M) above."

4. Amendment of Section 3.1. Section 3.1 of the Management Agreement is hereby deleted in its entirety and replaced with the following:

     "3.1 Compensation. Petrocorp shall pay Kaiser-Francis a monthly fee for the Services equal to (i) $12,500.00, plus (ii) 100% of the Operator's Fees and Non-Operator's Fees, respectively, for each of the PetroCorp Operated Properties and Non-Operated Properties. In addition, with respect to Services of a non-routine nature that (i) are performed in-house by Kaiser-Francis, and (ii) prior to the Effective Date, either (x) were not performed by PetroCorp, or (y) were performed by third party consultants retained by or on behalf of PetroCorp. Kaiser-Francis shall be entitled to compensation at a mutually agreed rate that is competitive with the generally available rate charged for such services in the area in which such services were furnished."

5. Governing Law. This Amendment shall be subject to, and interpreted by and in accordance with, the laws (excluding conflict of law provisions) of the State of Oklahoma.

6. Construction. This Amendment, and all the provisions of this Amendment, shall be deemed drafted by both parties hereto.

7. Authority. Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Amendment on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Amendment.

8. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original. This Amendment shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This Amendment may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

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        EXECUTED on the respective dates set forth below, but effective for all purposes as of March 1, 2001.



                                   KAISER-FRANCIS OIL COMPANY


                                   By: /s/ Steven R. Berlin
                                      ----------------------------------------
                                           Steven R. Berlin
                                           Vice President
                                   Date: March 5, 2001


                                   PETROCORP INCORPORATED

                                   By: /s/ Gary R. Christopher
                                      -----------------------------------------
                                           Gary R. christopher
                                           President and Chief Executive Officer
                                   Date: March 7, 2001





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